Exhibit 4.7

SHARE PURCHASE AGREEMENT

        This Share Purchase Agreement is made and entered into effective as of March 5, 2006 by and among BVR Systems (1998) Ltd. (“BVR”), a company organized under the laws of the State of Israel, with offices at 16 Hamelacha Street, Rosh Ha’ayin, Israel, and Nir Dor acting on behalf of a limited partnership (in formation) (the “Purchaser”).

WHEREAS	The Purchaser desires to acquire shares in BVR, and BVR wishes to issue and sell to the Purchaser shares in BVR on the terms as set forth herein.

Accordingly, in consideration of the covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.	Agreement to Purchase and Sell

1.1	Shares. Subject to and in accordance with the terms and conditions of this Agreement, BVR shall issue, and the Purchaser shall purchase 20,000,000 Ordinary Shares of BVR (the “Shares”), nominal value NIS 1.00 each, at a price per share of $0.18 (eighteen cents) at an aggregate consideration of $3,600,000 (three million six hundred thousand dollars) (the “Purchase Price”).

1.2	Warrant. Subject to and in accordance with the terms and conditions of this Agreement, at the Closing BVR shall issue to the Purchaser three warrants (the “Warrants”) to purchase, in the aggregate, 18,000,000 Ordinary Shares (the “Warrant Shares”). Forms of the Warrants are attached hereto as Exhibit 1.2.

2.	Closing

2.1	Closing Date. The Closing of the transaction contemplated hereby (the "Closing") shall take place on March 21, 2006 at 14:00 o'clock, at the offices of Yigal Arnon & Co., 1 Azrieli Center, Round Building, 46th Floor, Tel Aviv, Israel.

2.2	Transfer of Funds and Issuance of Certificate. At the Closing, the Purchaser shall transfer to BVR the Purchase Price, by wire transfer into the account of BVR, Bank Hapoalim, Branch 615, Account #330330.

2.3	At the Closing BVR shall deliver to the Purchaser the following documents:

(i)	Resolutions of BVR’s Board of Directors approving the execution and performance of this Agreement including the issuance of the Shares and the Warrants and the appointment of Mr. Nir Dor as a director of BVR until the next annual shareholders meeting of BVR;

(ii)	The Warrants dully executed;

(iii)	Approval of the Investment Center, if required.

2.4	BVR hereby agrees, undertakes and covenants that it shall promptly after the Closing, but in no event later than within 2 days thereafter record such issuance of the Shares and Warrant in the name of the Purchaser on the records of BVR and in the Companies Registrar and no later than 15 days thereafter provide the Purchaser with the share certificate representing the Shares.

3.	Representations and Warranties of BVR.

BVR hereby represents and warrants to the Purchaser as follows:

3.1	Organization; Power; etc.

(a)	BVR is a company duly organized and validly existing under the laws of the State of Israel.

(b)	BVR has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by BVR of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions of BVR. Following the execution of this Agreement, this Agreement will constitute a valid and binding obligation of BVR, enforceable in accordance with its terms. Except for the approvals of the Office of the Chief Scientist and the Investment Center no consent or other approval is necessary for the consummation of the transactions contemplated hereby or the implementation thereof.

3.2	Capitalization. The authorized capitalization of BVR on the date of the Closing shall be 200,000,000 New Israeli Shekel divided to 200,000,000 Ordinary Shares, par value NIS 1.00 each. Enclosed as Exhibit 3.2 hereto is a capitalization table of the Company showing all of the outstanding shares of the Company and all outstanding or enforceable subscriptions, calls or convertible securities on the date hereof; notwithstanding the above the capitalization table does not include the issuance of 11,111,111 Ordinary Shares of BVR, par value NIS 1.00 each, to the shareholder of Blueridge Simulation Inc., which is currently under negotiations. All of the outstanding Ordinary Shares have been validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof.

3.3	Title of Shares. The Shares of BVR which will be issued to the Purchaser according to this Agreement, will be duly authorized, validly issued, fully paid, and non assessable, and free and clear of liens, security interests, pledges, charges, claims, encumbrances, pre-emptive rights or any other third party rights.

3.4	Securities Exchange Commission. All reports and statements required to be filed by BVR, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have been filed and all such reports and statements conformed in all material respects with the applicable requirements of the Exchange Act and any pertinent rules and regulations thereunder, and did not, as of the respective dates thereof, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not materially misleading.

4.	Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to BVR as follows:

4.1	Organizations; Power.

(a)	The Purchaser is a duly organized, validly existing and in good standing under the laws of its state of incorporation.

(b)	The Purchaser has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Following the execution of this Agreement, this Agreement will constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms. No consent or other approval is necessary for the consummation of the transaction contemplated hereby or the implementation thereof. The performance by the Purchaser of its obligations under this Agreement will not constitute, or result in, a breach of any undertaking of the Purchaser.

4.2	Purchase for Investment. The Purchaser is acquiring the Shares for its own account for investment and without a view to the distribution or resale of such Shares, it being understood that this Section 4.2 shall not prevent the Purchaser from selling or otherwise disposing of any of the Shares in any transaction which does not violate the Securities Act of 1933, as amended (the “1933 Act”).

4.3	U.S. Federal Securities Laws. None of the Shares acquired hereunder may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a “sale”), except in compliance with (i) United States Federal Securities laws (which generally provide for a 12 month waiting period before resale of restricted securities), (ii) state blue sky laws.

4.4	Legend on Shares. The certificate representing the Shares shall be stamped or otherwise imprinted on its face with a legend in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Securities Act”) and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (1) an effective Registration Statement under the securities act, (2) to the extent applicable, an exemption pursuant to Rule 144 under Securities Act (or similar rule under the Securities Act relating to the disposition of securities) or (3) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel for issuer, that an exemption from registration under the Securities Act is available. The Shares have been acquired for investment and may not be sold, transferred or otherwise disposed of except in compliance with the Securities Act.”

5.	Certain Covenants of the Parties.

5.1	Board of Directors.

(a)	BVR undertakes that, as long as the Purchaser holds at least nine percent (9%) of the outstanding share capital of BVR, a nominee designated in writing by the Purchaser (the “Purchaser’s Nominee”) shall be appointed as a member of the Board of Directors of BVR.

(b)	The Board of Directors of BVR shall appoint Nir Dor as a member of the Board of Directors of BVR for the period commencing on the Closing and expiring on the next annual shareholders meeting of BVR.

(c)	For as long as the Purchaser holds at least nine percent (9%) of the outstanding share capital of BVR, the Board of Directors of BVR will recommend to the shareholders of BVR in the proxy materials prepared for the annual shareholders meeting of BVR, to appoint the Purchaser’s Nominee as a member of the Board of Directors of BVR.

5.2	The Parties shall use their best efforts, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies as shall be required in order to consummate the transactions contemplated hereby in accordance with the terms and conditions hereof.

5.3	From the date of this Agreement to the Closing, BVR shall (i) provide Purchaser with such information as Purchaser may from time to time reasonably request with respect to BVR and the transactions contemplated by this Agreement, (ii) provide Purchaser and its officers, counsel and other authorized representatives reasonable access during regular business hours and upon reasonable notice to the properties, books, and records of BVR, or as may otherwise from time to time reasonably request, and (iii) permit Purchaser to make such inspections thereof as Purchaser may reasonably request. Notwithstanding the above BVR shall only be required to provide the above information subject to the Purchaser signing a non disclosure agreement which is reasonable in the circumstances.

6.	Miscellaneous.

6.1	Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other party hereto.

6.2	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

6.3	Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

6.4	No Waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, will be deemed to constitute a waiver by the party taking any action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of any condition or of a breach of any other provision of this Agreement will not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under the Agreement will not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

6.5	No Broker. Each of the Parties represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker or other firm or person, is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with this Agreement.

6.6	Notices. Any notice, request, instruction or other document (each, a “notice”) to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally, faxed or sent by registered or certified mail, postage prepaid,

If to BVR to:

16 Hamelacha Street

Rosh Ha'aying, Israel

Fax number: 972-3-9008040

With a copy to:

Yigal Arnon & Co.,

1 Azrieli Center, Tel Aviv

Fax number: 972-3-6087713

Attention - Orly Tsioni, Adv.

If to the Purchaser to:

With a copy to:

Erdinast, Ben Nathan & Co.

25 Nachmany Street, Tel Aviv

Fax number: 972-3-5250896

Attention: Giora Erdinast, Adv.

6.7	Governing Law.

The Laws of the State of Israel shall govern the validity, performance and enforcement of this Agreement. The parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Tel-Aviv in respect of any dispute or matter arising out of or connected with this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

/s/ Aviv Tzidon —————————————— /s/ BVR Systems (1998) Ltd.	/s/ Nir Dor —————————————— Nir Dor

Exhibit 3.2

Shareholders	Total	Total %	Options	fully diluted	fully diluted %
Chun	58,142,608	60.03%	10,864,444	69,007,052	51.54%
YaronS	456,328	0.47%	72,000	528,328	0.39%
Polar	3,070,400	3.17%	1,247,282	4,317,682	3.22%
Koonras	3,181,807	3.28%	911,678	4,093,485	3.06%
Public	2,084,287	2.15%		2,084,287	1.56%
New Investors	17,150,447	17.71%	7,769,040	24,919,487	18.61%
Bank Leumi	6,111,111	6.31%	-	6,111,111	4.56%
Bank Hapoalim	3,888,889	4.01%	1,388,889	5,277,778	3.94%
Industrial Bank	1,111,111	1.15%	80,000	1,191,111	0.89%
Aviv Tzidon	-	0.00%	9,000,000	9,000,000	6.72%
Gillies	-	0.00%	1,000,000	1,000,000	0.75%
ESOP	-	0.00%	398,300	398,300	0.30%
new ESOP	-	0.00%	3,721,000	3,721,000	2.78%
Directors	-	0.00%	576,000	576,000	0.43%
Wise Pte	600,000	0.62%		600,000	0.45%
Tact	63,547	0.07%		63,547	0.05%
Electra	1,000,000	1.03%		1,000,000	0.75%
	96,860,535	100.00%	37,028,633	133,889,168	100.00%

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE WARRANT AND/OR SUCH SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE OR FOREIGN LAW.

THIS WARRANT IS NOT TRANSFERABLE

WARRANT TO PURCHASE ORDINARY SHARES

BVR Systems (1998) Ltd., an Israeli Company (the “Company”), hereby grants to H.S.N. General Managers Holdings Limited Partnership (the “Holder”), the right to purchase from the Company 6,000,000 Ordinary Shares of the Company, nominal value NIS 1.00 (the “Ordinary Shares”), subject to the terms and conditions set forth below, effective as of March 21, 2006 (the “Effective Date”).

1.	Number of Ordinary Shares Available for Purchase

This Warrant may be exercised to purchase up to 6,000,000 Ordinary Shares having an aggregate exercise price in the amount of two million one hundred sixty thousand U.S. Dollars ($2,160,000) (the “Exercise Amount”), at an exercise price per each Ordinary Share as set forth in Section 2 below, subject to adjustments under Section 7 of this Warrant (the “Warrant Shares”).

2.	Exercise Price

The exercise price for each Warrant Share purchasable hereunder shall be equal to 36 Cents ($0.36), subject to adjustments under Section 7 of this Warrant (the “Warrant Price”).

3.	Term

This Warrant may be exercised, in whole or in part, at any time and from time to time, during the period beginning on the Effective Date and until March 21, 2009 (the “Exercise Period”).

4.	Exercise of Warrant

This Warrant may be exercised in whole or in part on one or more occasions during the Exercise Period. The Warrant may be exercised by the surrender of the Warrant to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder.

a.	Exercise

To exercise this Warrant, the Notice of Exercise must be accompanied by payment in full of the amount of the aggregate Exercise Amount of the Warrant Shares being purchased upon such exercise in immediately available funds.

b.	Issuance of Shares on Exercise

The Company agrees that the Warrant Shares so purchased shall be issued as soon as possible after receipt of the Notice of Exercise and payment of the exercise price and the Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered, together with payment in full as required above. In the event of a partial exercise, in accordance with Section 4 above, the Company shall concurrently issue to the Holder a replacement Warrant on the same terms and conditions as this Warrant, but representing the number of Warrant Shares remaining after such partial exercise.

c.	Mandatory Exercise

In the event that:

(i) the average closing price of the ordinary shares of the Company equals or exceeds $0.45 per share, during a period of 90 consecutive days (the “Period”); and

(ii) the trade volume of the ordinary shares of the Company is at least $1 million during the Period; and

(iii) either the Company registered the Holder’s ordinary shares in the Company or the Warrant Shares under the Securities Act of 1933 making such shares transferable without any restrictions, or 12 months from the date hereof have elapsed;

the Holder must exercise this Warrant within 14 days from the end of the Period, or the Warrant will expire (as the sole and only consequence in the event the Holder does not exercise the Warrant). The Company shall notify the Holder within 2 days of the end of the Period that the mandatory exercise provisions of this Section 4c. is effective.

5.	Fractional Interest

No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make cash payment therefor upon the basis of the current market price of such shares then in effect as determined in good faith by the Company’s Board of Directors.

6.	Warrant Confers No Rights of Shareholder

Except as otherwise set forth in this Warrant, the Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of any Warrant Shares.

7.	Adjustment of Warrant Price and Number of Shares

The number and kind of securities purchasable initially upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a.	Adjustment for Shares Splits and Combinations If the Company at any time or from time to time effects a subdivision of the outstanding Ordinary Shares, the number of Ordinary Shares issuable upon exercise of this Warrant immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines the outstanding Ordinary Shares, the number of Ordinary Shares issuable upon exercise of this Warrant immediately before the combination shall be proportionately decreased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

b.	Adjustment for Certain Dividends and Distributions In the event the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional shares of Ordinary Shares, then and in each such event the number of Ordinary Shares issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of Ordinary Shares issuable upon exercise of this Warrant by a fraction: (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of Ordinary Shares issuable upon exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Ordinary Shares issuable upon exercise of this Warrant shall be adjusted pursuant to this Section 7(b) as of the time of actual payment of such dividends or distributions.

c.	Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in securities of the Company other than Ordinary Shares, then in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities of the Company that the Holder would have received had this Warrant been exercised for Ordinary Shares immediately prior to such event (or the record date for such event) and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section and the Company’s Articles of Association with respect to the rights of the Holder.

d.	Adjustment for Reclassification, Exchange and Substitution If the Ordinary Shares issuable upon the exercise of this Warrant are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or shares dividend provided for elsewhere in this Section), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Ordinary Shares for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein and under the Company’s Articles of Association. Similar adjustments will be made in the event of a consolidation, merger or reorganization of the Company with or into, or a sale of all or substantially all of the Company’s assets, or substantially all of the Company’s issued and outstanding share capital, to, any other company, or any other entity or person.

e.	Adjustment of Warrant Price. Upon each adjustment in the number of Ordinary Shares purchasable hereunder, the Warrant Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Ordinary Shares purchasable hereunder shall be adjusted.

f.	General Protection. The Company will not by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of its securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights and economic interest of the Holder against any impairment.

8.	Representations and Covenants of the Company. The Company represents and warrants as follows:

a.	that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Warrant and the Warrant Shares and the performance of the Company’s obligations hereunder have been taken and are effective as of the date hereof.

b.	All of the Warrants Shares issuable upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all liens, charges, preemptive rights, rights of first refusal and similar rights with respect to the issue thereof.

9.	Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

a.	The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act, or another comparable law, by reason of their issuance in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless the Warrant Shares have been registered for resale under the Securities Act or such resale is exempted from such registration. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act and its requirements for the resale of the Warrant Shares which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

b.	The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith. The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant including an entire loss of the value of such investment.

c.	The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act, in part, by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

10.	Restrictive Legend

The Holder consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act.

11.	Loss, Theft, Destruction or Mutilation of Warrant

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and in case of loss, theft or destruction, of indemnity, or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

12.	Applicable Law; Jurisdiction

This Warrant shall be governed by and construed in accordance with the laws of the State of Israel as applicable to contracts between two residents of the State of Israel entered into and to be performed entirely within the State of Israel. Any dispute arising under or in relation to this Warrant shall be resolved exclusively in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

Dated: March 21, 2006

BVR SYSTEMS (1998) LTD.

By: Aviv Tsidon, CEO and Reuven Shahar, CFO

NOTICE OF EXERCISE

To:
BVR Systems (1998) Ltd.
16 Hamelacha Street,
Rosh Ha'ayin
Israel

1.	The undersigned hereby elects to purchase _________ shares of Ordinary Shares of BVR Systems (1998) Ltd., pursuant to the terms of the attached Warrant, (a) tenders herewith payment of the purchase price for such shares in full.

2.	In exercising this Warrant, the undersigned hereby confirms and acknowledges the representation under Section 9 of the Warrant and that the shares of Ordinary Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Ordinary Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3.	Please issue a certificate representing said shares of Ordinary Shares in the name of: _________________ _________________ _________________ _________________

4.	Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

_________________________	_________________________
(Date)	(Print Name)

_________________________
(Signature)

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE WARRANT AND/OR SUCH SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE OR FOREIGN LAW.

THIS WARRANT IS NOT TRANSFERABLE

WARRANT TO PURCHASE ORDINARY SHARES

BVR Systems (1998) Ltd., an Israeli Company (the “Company”), hereby grants to H.S.N. General Managers Holdings Limited Partnership (the “Holder”), the right to purchase from the Company 6,000,000 Ordinary Shares of the Company, nominal value NIS 1.00 (the “Ordinary Shares”), subject to the terms and conditions set forth below, effective as of March 21, 2006 (the “Effective Date”).

1.	Number of Ordinary Shares Available for Purchase

This Warrant may be exercised to purchase up to 6,000,000 Ordinary Shares having an aggregate exercise price in the amount of three million two hundred forty thousand U.S. Dollars ($3,240,000) (the “Exercise Amount”), at an exercise price per each Ordinary Share as set forth in Section 2 below, subject to adjustments under Section 7 of this Warrant (the “Warrant Shares”).

2.	Exercise Price

The exercise price for each Warrant Share purchasable hereunder shall be equal to 54 Cents ($0.54), subject to adjustments under Section 7 of this Warrant (the “Warrant Price”).

3.	Term

This Warrant may be exercised, in whole or in part, at any time and from time to time, during the period beginning on the Effective Date and until March 21, 2009 (the “Exercise Period”).

4.	Exercise of Warrant

This Warrant may be exercised in whole or in part on one or more occasions during the Exercise Period. The Warrant may be exercised by the surrender of the Warrant to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder.

a.	Exercise

To exercise this Warrant, the Notice of Exercise must be accompanied by payment in full of the amount of the aggregate Exercise Amount of the Warrant Shares being purchased upon such exercise in immediately available funds.

b.	Issuance of Shares on Exercise

The Company agrees that the Warrant Shares so purchased shall be issued as soon as possible after receipt of the Notice of Exercise and payment of the exercise price and the Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered, together with payment in full as required above. In the event of a partial exercise, in accordance with Section 4 above, the Company shall concurrently issue to the Holder a replacement Warrant on the same terms and conditions as this Warrant, but representing the number of Warrant Shares remaining after such partial exercise.

c.	Mandatory Exercise

In the event that:

(i) the average closing price of the ordinary shares of the Company equals or exceeds $0.675 per share, during a period of 90 consecutive days (the “Period”); and

(ii) the trade volume of the ordinary shares of the Company is at least $1 million during the Period; and

(iii) either the Company registered the Holder’s ordinary shares in the Company or the Warrant Shares under the Securities Act of 1933 making such shares transferable without any restrictions, or 12 months from the date hereof have elapsed;

the Holder must exercise this Warrant within 14 days from the end of the Period, or the Warrant will expire (as the sole and only consequence in the event the Holder does not exercise the Warrant). The Company shall notify the Holder within 2 days of the end of the Period that the mandatory exercise provisions of this Section 4c. is effective.

5.	Fractional Interest

No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make cash payment therefor upon the basis of the current market price of such shares then in effect as determined in good faith by the Company’s Board of Directors.

6.	Warrant Confers No Rights of Shareholder

Except as otherwise set forth in this Warrant, the Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of any Warrant Shares.

7.	Adjustment of Warrant Price and Number of Shares

The number and kind of securities purchasable initially upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a.	Adjustment for Shares Splits and Combinations If the Company at any time or from time to time effects a subdivision of the outstanding Ordinary Shares, the number of Ordinary Shares issuable upon exercise of this Warrant immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines the outstanding Ordinary Shares, the number of Ordinary Shares issuable upon exercise of this Warrant immediately before the combination shall be proportionately decreased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

b.	Adjustment for Certain Dividends and Distributions In the event the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional shares of Ordinary Shares, then and in each such event the number of Ordinary Shares issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of Ordinary Shares issuable upon exercise of this Warrant by a fraction: (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of Ordinary Shares issuable upon exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Ordinary Shares issuable upon exercise of this Warrant shall be adjusted pursuant to this Section 7(b) as of the time of actual payment of such dividends or distributions.

c.	Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in securities of the Company other than Ordinary Shares, then in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities of the Company that the Holder would have received had this Warrant been exercised for Ordinary Shares immediately prior to such event (or the record date for such event) and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section and the Company’s Articles of Association with respect to the rights of the Holder.

d.	Adjustment for Reclassification, Exchange and Substitution If the Ordinary Shares issuable upon the exercise of this Warrant are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or shares dividend provided for elsewhere in this Section), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Ordinary Shares for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein and under the Company’s Articles of Association. Similar adjustments will be made in the event of a consolidation, merger or reorganization of the Company with or into, or a sale of all or substantially all of the Company’s assets, or substantially all of the Company’s issued and outstanding share capital, to, any other company, or any other entity or person.

e.	Adjustment of Warrant Price. Upon each adjustment in the number of Ordinary Shares purchasable hereunder, the Warrant Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Ordinary Shares purchasable hereunder shall be adjusted.

f.	General Protection. The Company will not by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of its securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights and economic interest of the Holder against any impairment.

8.	Representations and Covenants of the Company. The Company represents and warrants as follows:

a.	that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Warrant and the Warrant Shares and the performance of the Company’s obligations hereunder have been taken and are effective as of the date hereof.

b.	All of the Warrants Shares issuable upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all liens, charges, preemptive rights, rights of first refusal and similar rights with respect to the issue thereof.

9.	Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

a.	The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act, or another comparable law, by reason of their issuance in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless the Warrant Shares have been registered for resale under the Securities Act or such resale is exempted from such registration. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act and its requirements for the resale of the Warrant Shares which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

b.	The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith. The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant including an entire loss of the value of such investment.

c.	The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act, in part, by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

10.	Restrictive Legend

The Holder consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act.

11.	Loss, Theft, Destruction or Mutilation of Warrant

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and in case of loss, theft or destruction, of indemnity, or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

12.	Applicable Law; Jurisdiction

This Warrant shall be governed by and construed in accordance with the laws of the State of Israel as applicable to contracts between two residents of the State of Israel entered into and to be performed entirely within the State of Israel. Any dispute arising under or in relation to this Warrant shall be resolved exclusively in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

Dated: March 21, 2006

BVR SYSTEMS (1998) LTD.

By: Aviv Tsidon, CEO and Reuven Shahar, CFO

NOTICE OF EXERCISE

To:
BVR Systems (1998) Ltd.
16 Hamelacha Street,
Rosh Ha'ayin
Israel

1.	The undersigned hereby elects to purchase _________ shares of Ordinary Shares of BVR Systems (1998) Ltd., pursuant to the terms of the attached Warrant, (a) tenders herewith payment of the purchase price for such shares in full.

2.	In exercising this Warrant, the undersigned hereby confirms and acknowledges the representation under Section 9 of the Warrant and that the shares of Ordinary Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Ordinary Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3.	Please issue a certificate representing said shares of Ordinary Shares in the name of: _________________ _________________ _________________ _________________

4.	Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

_________________________	_________________________
(Date)	(Print Name)

_________________________
(Signature)

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE WARRANT AND/OR SUCH SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE OR FOREIGN LAW.

THIS WARRANT IS NOT TRANSFERABLE

WARRANT TO PURCHASE ORDINARY SHARES

BVR Systems (1998) Ltd., an Israeli Company (the “Company”), hereby grants to H.S.N. General Managers Holdings Limited Partnership (the “Holder”), the right to purchase from the Company 6,000,000 Ordinary Shares of the Company, nominal value NIS 1.00 (the “Ordinary Shares”), subject to the terms and conditions set forth below, effective as of March 21, 2006 (the “Effective Date”).

1.	Number of Ordinary Shares Available for Purchase

This Warrant may be exercised to purchase up to 6,000,000 Ordinary Shares having an aggregate exercise price in the amount of six million U.S. Dollars ($6,000,000) (the “Exercise Amount”), at an exercise price per each Ordinary Share as set forth in Section 2 below, subject to adjustments under Section 7 of this Warrant (the “Warrant Shares”).

2.	Exercise Price

The exercise price for each Warrant Share purchasable hereunder shall be equal to one US Dollar ($1.00), subject to adjustments under Section 7 of this Warrant (the “Warrant Price”).

3.	Term

This Warrant may be exercised, in whole or in part, at any time and from time to time, during the period beginning on the Effective Date and until March 21, 2009 (the “Exercise Period”).

4.	Exercise of Warrant

This Warrant may be exercised in whole or in part on one or more occasions during the Exercise Period. The Warrant may be exercised by the surrender of the Warrant to the Company at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder.

a.	Exercise

To exercise this Warrant, the Notice of Exercise must be accompanied by payment in full of the amount of the aggregate Exercise Amount of the Warrant Shares being purchased upon such exercise in immediately available funds.

b.	Issuance of Shares on Exercise

The Company agrees that the Warrant Shares so purchased shall be issued as soon as possible after receipt of the Notice of Exercise and payment of the exercise price and the Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered, together with payment in full as required above. In the event of a partial exercise, in accordance with Section 4 above, the Company shall concurrently issue to the Holder a replacement Warrant on the same terms and conditions as this Warrant, but representing the number of Warrant Shares remaining after such partial exercise.

c.	Mandatory Exercise

In the event that:

(i) the average closing price of the ordinary shares of the Company equals or exceeds $1.25 per share, during a period of 90 consecutive days (the “Period”); and

(ii) the trade volume of the ordinary shares of the Company is at least $1 million during the Period; and

(iii) either the Company registered the Holder’s ordinary shares in the Company or the Warrant Shares under the Securities Act of 1933 making such shares transferable without any restrictions, or 12 months from the date hereof have elapsed;

the Holder must exercise this Warrant within 14 days from the end of the Period, or the Warrant will expire (as the sole and only consequence in the event the Holder does not exercise the Warrant). The Company shall notify the Holder within 2 days of the end of the Period that the mandatory exercise provisions of this Section 4c. is effective.

5.	Fractional Interest

No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make cash payment therefor upon the basis of the current market price of such shares then in effect as determined in good faith by the Company’s Board of Directors.

6.	Warrant Confers No Rights of Shareholder

Except as otherwise set forth in this Warrant, the Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of any Warrant Shares.

7.	Adjustment of Warrant Price and Number of Shares

The number and kind of securities purchasable initially upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a.	Adjustment for Shares Splits and Combinations If the Company at any time or from time to time effects a subdivision of the outstanding Ordinary Shares, the number of Ordinary Shares issuable upon exercise of this Warrant immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines the outstanding Ordinary Shares, the number of Ordinary Shares issuable upon exercise of this Warrant immediately before the combination shall be proportionately decreased. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

b.	Adjustment for Certain Dividends and Distributions In the event the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in additional shares of Ordinary Shares, then and in each such event the number of Ordinary Shares issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of Ordinary Shares issuable upon exercise of this Warrant by a fraction: (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of Ordinary Shares issuable upon exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Ordinary Shares issuable upon exercise of this Warrant shall be adjusted pursuant to this Section 7(b) as of the time of actual payment of such dividends or distributions.

c.	Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in securities of the Company other than Ordinary Shares, then in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities of the Company that the Holder would have received had this Warrant been exercised for Ordinary Shares immediately prior to such event (or the record date for such event) and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section and the Company’s Articles of Association with respect to the rights of the Holder.

d.	Adjustment for Reclassification, Exchange and Substitution If the Ordinary Shares issuable upon the exercise of this Warrant are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or shares dividend provided for elsewhere in this Section), then and in any such event the Holder shall have the right thereafter to exercise this Warrant into the kind and amount of shares and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Ordinary Shares for which this Warrant might have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein and under the Company’s Articles of Association. Similar adjustments will be made in the event of a consolidation, merger or reorganization of the Company with or into, or a sale of all or substantially all of the Company’s assets, or substantially all of the Company’s issued and outstanding share capital, to, any other company, or any other entity or person.

e.	Adjustment of Warrant Price. Upon each adjustment in the number of Ordinary Shares purchasable hereunder, the Warrant Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Ordinary Shares purchasable hereunder shall be adjusted.

f.	General Protection. The Company will not by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of its securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights and economic interest of the Holder against any impairment.

8.	Representations and Covenants of the Company. The Company represents and warrants as follows:

a.	that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Warrant and the Warrant Shares and the performance of the Company’s obligations hereunder have been taken and are effective as of the date hereof.

b.	All of the Warrants Shares issuable upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all liens, charges, preemptive rights, rights of first refusal and similar rights with respect to the issue thereof.

9.	Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

a.	The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act, or another comparable law, by reason of their issuance in a transaction exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless the Warrant Shares have been registered for resale under the Securities Act or such resale is exempted from such registration. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act and its requirements for the resale of the Warrant Shares which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

b.	The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith. The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant including an entire loss of the value of such investment.

c.	The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act, in part, by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

10.	Restrictive Legend

The Holder consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act.

11.	Loss, Theft, Destruction or Mutilation of Warrant

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and in case of loss, theft or destruction, of indemnity, or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

12.	Applicable Law; Jurisdiction

This Warrant shall be governed by and construed in accordance with the laws of the State of Israel as applicable to contracts between two residents of the State of Israel entered into and to be performed entirely within the State of Israel. Any dispute arising under or in relation to this Warrant shall be resolved exclusively in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such court.

Dated: March 21, 2006

BVR SYSTEMS (1998) LTD.

By: Aviv Tsidon, CEO and Reuven Shahar, CFO

NOTICE OF EXERCISE

To:
BVR Systems (1998) Ltd.
16 Hamelacha Street,
Rosh Ha'ayin
Israel

1.	The undersigned hereby elects to purchase _________ shares of Ordinary Shares of BVR Systems (1998) Ltd., pursuant to the terms of the attached Warrant, (a) tenders herewith payment of the purchase price for such shares in full.

2.	In exercising this Warrant, the undersigned hereby confirms and acknowledges the representation under Section 9 of the Warrant and that the shares of Ordinary Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Ordinary Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3.	Please issue a certificate representing said shares of Ordinary Shares in the name of: _________________ _________________ _________________ _________________

4.	Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

_________________________	_________________________
(Date)	(Print Name)

_________________________
(Signature)